Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

zSpace, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	Rule 457(c)(2)	2,708,175(3)	$10.015	$27,122,372.63	0.00015310	$4,152.44	N/A	N/A	N/A	N/A
	Equity	Common Stock, $0.00001 par value per share	Rule 457(c)(2)	5,980,820(4)	$10.015	$59,897,912.30	0.00015310	$9,170.37	N/A	N/A	N/A	N/A
Fees Previously Paid									N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$87,020,284.93		$13,322.81
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$13,322.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.00001 per share (the “Common Stock”) of zSpace, Inc. (the “Company”) that may become issuable under the terms of the zSpace, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), the zSpace, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the zSpace, Inc. 2024 Equity Incentive Plan (the “2024 Plan” and, together with the 2007 Plan and the 2017 Plan, the “Plans”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on March 20, 2025.

(3)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2024 Plan.

(4)	Represents shares of Common Stock underlying certain outstanding stock options previously granted under the 2007 Plan and 2017 Plan.